Exhibit 10.31

XPONENTIAL FITNESS, INC. OMNIBUS INCENTIVE PLAN NOTICE OF RSU AWARD

Except as otherwise indicated, any capitalized term used but not defined in this Notice of RSU Award (this “Notice”) shall have the meaning ascribed to such term in the Xponential Fitness, Inc. Omnibus Incentive Plan (as it may be amended from time to time, the “Plan”).

You (the “Participant”) have been granted an Award of RSUs (the “Award”) under the Plan, subject to the terms and conditions of the Plan, this Notice and the attached RSU Agreement (this Notice and the attached RSU Agreement, collectively, the “Award Agreement”).

Name: Mike Nuzzo

Number of RSUs: 432,738

Date of Grant: 8/21/2025

Vesting Commencement Date: 08/07/2025

Vesting Schedule: Subject to Sections 2, 3, and 4 of the RSU Agreement and the Employment Agreement entered into by Xponential Fitness, Inc., and the Participant (the Employment Agreement will supersede the RSU Agreement in the event of a conflict), the Award will vest in accordance with the following schedule:

Service-Vested Portion

216,369 RSUs will vest in accordance with the following schedule:

25% will vest 12 months following the Vesting Commencement Date.

25% will vest 24 months following the Vesting Commencement Date.

25% will vest 30 months following the Vesting Commencement Date.

25% will vest 36 months following the Vesting Commencement Date.

Performance-Vested Portion

72,123 RSUs will vest on the last day of any period of 20 consecutive trading days during which the per-share closing price of the Shares, as reported on the New York Stock Exchange, equals or exceeds $16.00.

72,123 RSUs will vest on the last day of any period of 20 consecutive trading days during which the per-share closing price of the Shares, as reported on the New York Stock Exchange, equals or exceeds $25.00.

72,123 RSUs will vest on the last day of any period of 20 consecutive trading days during which the per-share closing price of the Shares, as reported on the New York Stock Exchange, equals or exceeds $30.00.

Notwithstanding anything to the contrary in Section 4 of the RSU Agreement or Section 12(c) of the Plan (but without limiting the Committee’s discretion under the Plan to provide more favorable treatment), if, in connection with a Change in Control, the per-share transaction price equals or exceeds any of the foregoing share price hurdles notwithstanding the failure to satisfy the 20 consecutive trading day condition above, the Performance-Vested Portion of the Award that is conditioned on such share price hurdle will vest as of immediately prior to the closing of such Change in Control. Any RSUs in the Performance-Vested Portion of the Award that do not vest on or prior to the third anniversary of the Vesting Commencement Date will be forfeited as of such anniversary.

[Signature page follows]

The Company, by its duly authorized officer, and the Participant have executed this Notice as of the Date of Grant.

Xponential
By:	/s/ John Meloun
Name:	John Meloun
Title	Cheif Financial Officer

The undersigned Participant acknowledges receipt of, and understands and agrees to, this Notice, the Agreement and the Plan.

PARTICIPANT

By:

/s/ Mike Nuzzo
Mike Nuzzo

XPONENTIAL FITNESS, INC.

OMNIBUS INCENTIVE PLAN

RSU AGREEMENT

The Participant named in the attached Notice of RSU Award (the “Notice”) has been granted an Award of RSUs (the “Award”) pursuant to the Xponential Fitness, Inc. Omnibus Incentive Plan (as it may be amended from time to time, the “Plan”), the Notice and this RSU Agreement (this “Agreement”), dated as of June [__], 2024, between the Participant and Xponential Fitness Inc. (the “Company”). Except as otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.

1.
Issuance of Shares. Each RSU shall represent the right to receive one Share upon the vesting of such RSU, as determined in accordance with and subject to the terms of this Agreement, the Plan and the Notice. The number of RSUs is set forth in the Notice.
2.
Vesting Dates. Subject to Section 3 of this Agreement, the Award shall vest on the dates set forth in the Notice.
3.
Termination of Service.
a.
Other Than For Cause. In the event of the Participant’s Termination of Service for any reason other than by the Company for Cause, any RSUs that are not vested as of the date of such Termination of Service will be forfeited.
b.
For Cause. In the event of the Participant’s Termination of Service by the Company for Cause, the RSUs, whether vested or unvested, will be forfeited.
4.
Change in Control. In the event of a Change in Control, the RSUs will be treated in accordance with Section 12(c) of the Plan.
5.
Voting Rights. The Participant shall have no voting rights or any other rights as a shareholder of the Company with respect to the RSUs unless and until the Participant becomes the record owner of the Shares underlying the RSUs.
6.
Dividend Equivalents. If a cash dividend is declared on Shares during the period commencing on the Date of Grant set forth in the Notice and ending on the date on which the Shares underlying the RSUs are distributed to the Participant pursuant to this Agreement, the Participant shall be eligible to receive an amount in cash (a “Dividend Equivalent”) equal to the dividend that the Participant would have received had the Shares underlying the RSUs been held by the Participant as of the time at which such dividend was declared. Each Dividend Equivalent will be paid to the Participant in cash as soon as reasonably practicable (and in no event later than 30 days) after the applicable Vesting Date of the corresponding RSUs. For clarity, no Dividend Equivalent will be paid with respect to any RSUs that are forfeited.
7.
Distribution of Shares. Subject to the provisions of this Agreement, upon the vesting of any of the RSUs, the Company shall deliver to the Participant, as soon as reasonably practicable (and in no event later than 30 days) after the applicable Vesting Date, one Share for each such RSU. Upon the delivery of Shares, such Shares shall be fully assignable, alienable, saleable and transferrable by the Participant; provided that any such assignment, alienation, sale, transfer or other alienation with respect to such Shares shall be in accordance with applicable securities laws and any applicable Company policy.
8.
Responsibility for Taxes.

a.
The Participant acknowledges that, regardless of any action taken by the Company, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company. The Participant further acknowledges that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting or settlement of the Award, the subsequent sale of Shares acquired upon settlement of the Award and the receipt of any dividends and/or Dividend Equivalents; and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
b.
Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company to satisfy all Tax- Related Items. In this regard, the Participant authorizes the Company, or its respective agents, at its discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items in the manner determined by the Company from time to time, which may include: (i) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company; (ii) requiring the Participant to remit the aggregate amount of such Tax-Related Items to the Company in full, in cash or by check, bank draft or money order payable to the order of the Company; (iii) through a procedure whereby the Participant delivers or is deemed to deliver irrevocable instructions to a broker reasonably acceptable to the Committee to sell Shares obtained upon settlement of the Award and to deliver promptly to the Company an amount of the proceeds of such sale equal to the amount of the Tax-Related Items; (iv) by a “net settlement” under which the Company reduces the number of Shares issued on settlement of the Award by the number of Shares with an aggregate Fair Market Value that equals the amount of the Tax- Related Items associated with such settlement; or (v) any other method of withholding determined by the Company and permitted by applicable law.
c.
Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent number of Shares. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the settled Award, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.
d.
Finally, the Participant agrees to pay to the Company any amount of Tax- Related Items that the Company may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with the Participant’s obligations in connection with the Tax- Related Items.
9.
Not Salary, Pensionable Earnings or Base Pay. The Participant acknowledges that the Award shall not be included in or deemed to be a part of (a) salary, normal salary, wages or other ordinary compensation, (b) any definition of pensionable or other earnings (however defined) for the purpose of calculating any benefits payable to or on behalf of the Participant under any pension, retirement, termination or dismissal indemnity, severance benefit, retirement indemnity or other benefit arrangement of the Company or any Affiliate or (c) any calculation of base pay, regular pay or wages for any purpose.

10.
Cancellation/Clawback. The Participant hereby acknowledges and agrees that the Participant and the Award are subject to the terms and conditions of Section 18 (Cancellation or “Clawback” of Awards) of the Plan.
11.
Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.
12.
Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

If to the Company:

Xponential Fitness, Inc.

17877 Von Karman Avenue, Suite 100

Irvine, CA 92614

Attention: Aaron Hill

Email: aaron.hill@xponential.com

If to the Participant, to the address of the Participant on file with the Company.

13.
No Right to Continued Service. The grant of the Award shall not be construed as giving the Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate.
14.
No Right to Future Awards. Any Award granted under the Plan shall be a one- time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.
15.
Transfer of RSUs. Except as may be permitted by the Committee, neither the Award nor any right under the Award shall be assignable, alienable, saleable or transferable by the Participant otherwise than by will or pursuant to the laws of descent and distribution. This provision shall not apply to any portion of the Award that has been fully settled and shall not preclude forfeiture of any portion of the Award in accordance with the terms herein.
16.
Entire Agreement. This Agreement, the Plan, the Notice and any other agreements, schedules, exhibits and other documents referred to herein or therein constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.
17.
Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or this Agreement under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Agreement shall remain in full force and effect.

18.
Amendment; Waiver. No amendment or modification of any provision of this Agreement that has a material adverse effect on the Participant shall be effective unless signed in writing by or on behalf of the Company and the Participant; provided that the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which such amendment, modification or waiver is made or given.
19.
Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Participant.
20.
Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
21.
Dispute Resolution. All controversies and claims arising out of or relating to this Agreement, or the breach hereof, shall be settled by the Company’s mandatory dispute resolution procedures, if any, as may be in effect from time to time with respect to matters arising out of or relating to the Participant’s employment with the Company.
22.
Governing Law. This Agreement and the transactions contemplated hereby shall be governed by the laws of the state of Delaware, without application of the conflicts of law principles thereof.
23.
Imposition of other Requirements and Participant Undertaking. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Award and on any Shares to be issued upon settlement of the Award, to the extent the Company determines it is necessary or advisable for legal or administrative reasons. The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to accomplish the foregoing or to carry out or give effect to any of the obligations or restrictions imposed on either the Participant or the RSU pursuant to this Agreement.
24.
References. References herein to rights and obligations of the Participant shall apply, where appropriate, to the Participant’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.